Exhibit 99.3 Press Release on Bridge

Chembio Closes Bridge Financing

MEDFORD, N.Y. - July 3, 2006 - Chembio Diagnostics, Inc. (OTCBB:CEMI) announced today that it raised $1.3 million in secured debt financing through a private placement to four institutional investors. Each purchaser received a Secured Debenture due in 90 days with interest at 0.667% per month and a Warrant to purchase up to 400 shares of the Company’s Common Stock for each $1,000 loaned to the Company, with an exercise price of $0.75 per share and an exercise term of 5 years. The Company has agreed to file a registration statement under the Securities Act of 1933, as amended, to register the shares underlying the Warrants for resale.

"The proceeds will be used primarily for working capital purposes, including for sales and marketing, royalties and accounts payable," commented Lawrence Siebert, President and CEO of Chembio.  The debentures are secured by the assets of the Company and its wholly owned subsidiary, Chembio Diagnostic Systems, Inc.

The private placement was made in a transaction exempt from the registration requirements of the Securities Act of 1933. The shares of Common Stock sold have not been registered under the Securities Act of 1933, or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities.

ABOUT CHEMBIO
Chembio Diagnostics, Inc. possesses expertise in the development and manufacturing of rapid diagnostic tests for various infectious diseases. Chembio is participating in the frontlines of the global battle against the devastating AIDS pandemic. This battle, to which the United States alone has pledged $15 billion in international aid, is the impetus behind Chembio’s rapid HIV tests. Because rapid tests can detect HIV antibodies within minutes, the massive prevention and treatment programs that are now scaling up can be much more effective. The Company has received approval from the FDA for its SURE CHECK(R) HIV 1/2 and HIV 1/2 STAT-PAK(TM) rapid test PMAs. The approved PMAs allow Chembio to market its rapid HIV tests to clinical laboratories and hospitals in the United States. The Company also manufactures additional rapid tests that it has developed for other deadly diseases, including human and veterinary Tuberculosis and Chagas Disease. References to Chembio Diagnostics, Inc. may actually refer to Chembio Diagnostic Systems, Inc., the wholly owned subsidiary of Chembio Diagnostics, Inc. Chembio is located at 3661 Horseblock Road, Medford, NY 11763. For additional information please visit www.chembio.com.

FORWARD-LOOKING STATEMENTS
Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements are estimates only, as the Company has not completed the preparation of its financial statements for those periods, nor has its auditor completed the audit of those results. Actual revenue may differ materially from those anticipated in this press release. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing, to obtain regulatory approvals in a timely manner, and the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contact: James Carbonara
The Investor Relations Group 212-825-3210